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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of earliest event reported):   March 27, 2002



                         HYPERTENSION DIAGNOSTICS, INC.
              ------------------------------------------------------
              (Exact name of Registrant as specified in its charter)


        Minnesota                        0-24635                  41-1618036
-----------------------------    ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)


    2915 Waters Road, Suite 108
         Eagan, Minnesota                                  55121
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(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code: 651-687-9999



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Items 1, 2, 3, 4, 6, and 8 are not applicable and therefore omitted.

ITEM 5.  OTHER EVENTS .

         On March 27, 2002, Hypertension Diagnostics, Inc. completed a private placement to five investors consisting of three-year 8% Convertible Notes in the aggregate principal amount of $2,000,000. The 8% Convertible Notes are convertible into Common Stock of the Company at a conversion price initially set at 80% of the average of the closing bid price of the Company's Common Stock for the five trading days preceeding the closing date. The conversion price is subject to downward adjustment if the closing bid price of the Company's Common Stock is less than the initial conversion price for twenty consecutive trading days. In connection with the private placement, the Company also issued to the investors five-year warrants to purchase an aggregate of 250,000 shares of the Company's Common Stock. The warrants have an exercise price of 115% of the closing bid price of the Company's Common Stock as of the closing date. Attached as exhibits hereto are the Subscription Agreement, Form of 8% Convertible Note and Form of Common Stock Purchase Warrant relating to the private placement.

         The Company issued a press release, exhibit 99.1 hereto, announcing the results of the private placement.


ITEM 7.   EXHIBITS.

      Exhibit 10.1 Subscription Agreement dated as of March 27, 2002 by and between Hypertension Diagnostics, Inc.
                               and the subscribers thereto
      Exhibit 10.2             Form of 8% Convertible Note
      Exhibit 10.3             Form of Common Stock Purchase Warrant
      Exhibit 99.1             Press Release dated March 27, 2002








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                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         HYPERTENSION DIAGNOSTICS, INC.

                                         By /s/ James S. Murphy
                                            ------------------------------------
                                            Its Senior Vice President, Finance
                                            and Administration and Chief
                                            Financial Officer


Dated:   March 28, 2002